UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2008

IMARX THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0001-33043	86-0974730
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1730 E. River Rd., Ste 200 Tucson, AZ	85718-5893
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 770-1259

1635 East 18th Street, Tucson AZ 85719-6803
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On January 30, 2008, ImaRx Therapeutics, Inc. (the “Company”) announced that it would emphasize growing its market for urokinase. As part of this reprioritization, the Company also announced that it was evaluating strategic alternatives for the pursuit and financing of the Company’s SonoLysis development program.

The Company continues in its efforts to explore alternatives whereby part of or all the ongoing expenses for the SonoLysis development program may be borne by a third party. In connection with the strategic transition and reprioritization described above, the Company notified approximately 20 employees, representing approximately 60% of the Company’s workforce, that their employment with the Company would likely be terminated. The Company anticipates that these workforce reductions will occur between February 29, 2008 and July 2008.

The Company anticipates that it will incur severance and other one-time pre-tax severance pay expenses in the range of $435,000 to $800,000 in connection with the workforce reduction described above. The ultimate amount of the severance expenses incurred will depend primarily on whether the Company is able to secure an external financing source for the SonoLysis program and the timing of securing such external financing source. If the Company is able to secure an external financing source and the affected employees continue to be involved with the program, the Company anticipates that the severance expenses will fall towards the low end of the range. If the continued involvement of the affected employees is not needed, the Company anticipates the severance expenses will fall towards the upper end of the range.

The Company expects to recognize the majority of these costs in the first quarter of 2008, with the remaining costs to be recognized over the remainder of 2008. The Company also expects the majority of these costs to result in future cash expenditures.

The Company may incur additional costs, charges or impairments resulting from the transition of the SonoLysis program. Because the Company has not yet finalized the course of action for implementation of its transition plan, the Company cannot currently estimate whether additional costs will result or be incurred. At such time as the Company finalizes its plans, if it is determined that material costs, charges or impairments will result or be incurred, the Company will file an amendment to this Current Report on Form 8-K to disclose the estimated amounts of such costs.

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) As disclosed above, on February 15, 2008, the Company notified certain employees that their employment with the Company would likely be terminated. Included in this group is Rajan Ramaswami, Ph.D., the Company’s Vice President, Product Development. Dr. Ramaswami was a named executive officer in the Company’s most recent filing with the SEC that required disclosure concerning executive compensation. As discussed above, the affected employees, including Dr. Ramaswami, may be provided severance benefits.

Cautionary Statement For the Purpose Of The “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

Statements made in this Current Report on Form 8-K which are not historical in nature constitute forward-looking statements for purposes of the safe harbor provided by the Securities Litigation Reform Act of 1995. Such statements include but are not limited to our plans to terminate certain employees associated with our SonoLysis program, the amount and timing of severance expenses that will be incurred, including the amount of future cash expenditures relating thereto, and our strategic reprioritization plans relating to our urokinase and SonoLysis programs. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include but are not limited to: our ability to secure an external financing source for the SonoLysis program; our ability to successfully implement our transition plan to emphasize our urokinase activities; and we may not have or be able to secure sufficient capital to fund our operations and the development and commercialization of our product candidates. A more complete description of these risks can be found in the Company’s filings with the Securities and Exchange Commission. Except as specifically set forth in this Form 8-K, we assume no obligation to update any forward looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2008

IMARX THERAPEUTICS, INC.
By:	/s/ KEVIN ONTIVEROS

Kevin Ontiveros Vice President, Legal Affairs, and General Counsel and Secretary

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